U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934



MVP HOLDINGS, INC.
                  -----------------------------
      (Exact name of registrant as specified in its charter)



Nevada                                     46-0973270
------------------                   ------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


578 CERVANTES DR.
HENDERSON, NV. 89014
 ------------------------------------------------------------
(Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:   (702) 458-1396

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $.001 Par Value
                                                     (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X








INDEX


Item #								     Page #

1	Business							 3

1A 	Risk Factors							 7

2	Financial Information						11

3	Properties							16

4	Security Ownership of Certain Beneficial Owners
	and Management							16

5	Directors and Executive Officers				16

5A	Officers and Directors						16

6	Executive Compensation						18

7	Certain Relationships and related Transactions
	and Director Independence					18

8	Legal Proceedings						19

9	Market Price of and Dividends on the Registrants
	Common Equity and Related Stockholder Matters			19

10	Recent Sales of Unregistered Securities			19

11	Description of Registrants Securities to be Registered	20

11	Regression Analysis						21

12	Indemnification of Directors and Officers			23

13	Financial Statements and Supplementary Data			24

14	Changes In and Disagreements with Accountants on
	Accounting and Financial Disclosure				24

15	Financial Statements and Exhibits				24

15	Financial Statements					       F-1

15	Exhibits					      Exhibit 3.1

	Signatures							25


THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK




ITEM 1.  BUSINESS.

      MVP Holdings, Inc. (MVP) was incorporated on November 28, 1995 under the laws of the State of Nevada to engage in any lawful corporate undertaking and has been in the developmental stage since inception. Its operations to date have been limited to the ownership of various oil and gas leases. These leases were foreclosed in 1997 due to non payment of the amounts owed, the company then became dormant and has remained in that state until this time. The filing of this registration statement is intended to bring the company into compliance with the security laws of the United States of America (United States) and to give the previously existing shareholders an opportunity to capitalize on their ownership. MVP is being used to provide a method for a foreign or domestic private companyto become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

   The president and director of MVP is Mr. Richard Sellers (Richard Sellers). To become a public company, Mr. Sellers may recommend that a company intending to be in a business combination with MVP, file a registration statement, most likely on Form S-1, or alternatively that a company first effect a business combination with MVP and then subsequently file a registration statement. A company may choose to effect a business combination with MVP before filing a registration statement as such method may be an effective way to obtain exposure to the brokerage community.

     MVP will only be used as part of such process and is not offered for sale. If the target company chooses to enter into a business combination with MVP, the registration statement will be prepared after such business combination. The terms of a business combination may provide for redemption of all or part of their stock in MVP, usually at par.

     A combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     No assurances can be given that MVP will be successful in locating or negotiating with any target company.

     MVP has not generated revenues and has no income or cash flows from operations since 1997. The continuation of MVP as a going concern is dependent upon financial support from its stockholders, its ability to obtain necessary equity financing to continue operations, to successfully locate and negotiate with a business entity for the combination of that target company with MVP.
The present shareholders of MVP will pay all expenses incurred by MVP until a business combination is effected, without repayment. There is no assurance that MVP will ever be profitable.

The Company is an emerging growth company (EGC), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (the JOBS Act), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commissions (SECs) reporting and disclosure rules (See Emerging Growth
Companies Section Below) and have selected September 30 as its fiscal year end.

Aspects of a Reporting Company

     There are certain perceived benefits to being a reporting company. These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    compliance with a requirement for admission to quotation on the OTC Bulletin Board or on the Nasdaq Capital Market;
 +    the facilitation of borrowing from financial institutions;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

 +    requirement for audited financial statements;
 +    required publication of corporate information;
 +    required filings of periodic and episodic reports with the
          Securities and Exchange Commission;
 +    increased rules and regulations governing management,
          corporate activities and shareholder relations.

Comparison with Direct Public Offering

     Certain private companies may find the use of a business combination with a public reporting company prior to filing its initial public offering attractive for several reasons including:

 +    easier to obtain an underwriter;
 +    establishment of a public record and public filings for use with
          FINRA application;
 +    possible delays in the public offering process;
 +    greater visibility to the financial community.

     Certain private companies may find a business combination less attractive than an initial public offering of their securities. Reasons for this may include the following:

 +    no investment capital raised through a business combination;
 +    no underwriter support of trading;
 +    increased expenses for meeting reporting requirements.



Potential Target Companies

     Business entities, if any, which may be interested in a combination with MVP may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;
 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United States securities market;
 +    a special situation company, such as a company seeking a
          public market to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of becoming a public company.

     A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of MVP and the substitution by the target company of its own management and board of directors.

     No assurances can be given that MVP will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

     The proposed business activities described herein classify MVP as a blank check company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. MVP will not make any efforts to cause a market to develop in its securities until such time as MVP has successfully implemented a business combination and it is no longer classified as a blank check company.

     MVP is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. MVP will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of MVP. Since a principal benefit of a business combination with MVP would normally be considered its status as a reporting company, it is anticipated that MVP will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     Richard Sellers (Mr. Sellers or Richard Sellers) is the president and a director of MVP and is a 52% shareholder of MVP.

     MVP has no employees nor are there any other persons than Mr. Sellers who devote any of their time to its affairs. All references herein to
management of MVP are to Mr. Sellers.   The inability at any time of this
individual to devote sufficient attention to MVP could have a material adverse impact on its operations.

Glossary

Blank check company            As used herein, a blank check company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.


Business combination           Normally a merger, stock-for-stock or
                               stock-for-assets exchange with the target company or the shareholders of the target company.

MVP or                         The corporation whose common stock is the
the Registrant                 subject of  this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.

EMERGING GROWTH COMPANY
We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:


(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;



(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;



(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or



(d) the date on which such issuer is deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.
As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.
We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.


ITEM 1A.  RISK FACTORS

   The business of MVP is subject to numerous risk factors, including the following:

   MVP has no operating history nor revenue, after 1997, with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

     MVP has had no recent operating history nor any revenues or earnings from operations. MVP has no significant assets or financial resources. MVP has not generated revenues and has no income or cash flows from operations after 1997. MVP has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of MVP as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with MVP. The existing shareholders will pay all expenses incurred by MVP until a business combination is effected, without repayment. There is no assurance that MVP will ever be profitable.

      The only officer and director of MVP is Richard Sellers. Management consists of only this person. MVP does not benefit from multiple judgments that a greater number of directors or officers would provide. MVP will rely completely on the judgment of its officer and director when selecting a target company. Mr. Sellers anticipates devoting only a limited amount of time to the business of MVP. Mr. Sellers has not entered into written employment agreements with MVP and does not expect to do so. MVP has not obtained key man life insurance on the officer or director. The loss of the services of Mr. Sellers could adversely affect development of the business of MVP and its likelihood of commencing new operations.



 Conflicts of interest.

     Mr. Sellers, the president of MVP, is a practicing Certified Public Accountant and may have clients which may compete directly with MVP. Additional conflicts of interest and non-arms length transactions may also arise in the future. The terms of a business combination may include such terms as Mr. Sellers providing services to MVP after a business combination. Such services may include the preparation and filing of a registration statement to allow the enhanced public trading of MVP's securities and the introduction to brokers and market makers. Such benefits may influence management's choice of a target company. The certificate of incorporation of MVP provides that MVP may indemnify officers and/or directors of MVP for liabilities, which can include liabilities arising under the securities laws. Assets of MVP could be used or attached to satisfy any liabilities subject to such indemnification.

   The proposed operations of MVP are speculative.

     The success of the proposed business plan of MVP will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that MVP will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if MVP had more funds available to it, would be desirable. In the event MVP completes a business combination the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of MVP. There is no assurance that MVP can identify a target company and consummate a business combination.

The Company will seek only one business combination and as such there is no diversification of investment.

   The purpose of MVP is to seek, and acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. MVP may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that MVP will be able to participate in only one potential business venture because MVP has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of MVP because it will not permit
MVP to offset potential losses from one venture against gains from another.


Possible classification as a penny stock.

     In the event that a public market develops for the securities of MVP following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange
Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to MVP, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

      There is a scarcity of and competition for business opportunities and combinations.

      MVP is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for MVP. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than MVP and, consequently, MVP will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, MVP will also compete with numerous other small public companies in seeking merger or acquisition candidates.

   There is no agreement for a business combination and no minimum requirements for business combination.

     Mr. Sellers is often in discussion with various entities who are considering the use of a reporting company as part of the process of going public. As of the date of this registration statement, MVP has no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, MVP enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that MVP will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company. MVP has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which MVP would not consider a business combination with such business entity. Accordingly, MVP may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that MVP will be able to negotiate a business combination on terms favorable to MVP.


   Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, MVP is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by MVP.
Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to MVP at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, MVP will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for MVP.

   Regulation under Investment Company Act.

     In the event MVP engages in business combinations which result in MVP holding passive investment interests in a number of entities, MVP could be subject to regulation under the Investment Company
Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, MVP would be required to register as an investment company and could be expected to incur significant registration and compliance costs. MVP has obtained no formal determination from the Securities and Exchange Commission as to the status of MVP under the Investment Company
Act of 1940. Any violation of such Act could subject MVP to material adverse consequences.


   Probable change in control and management.

     A business combination involving the issuance of the common stock of MVP will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in MVP. As a condition of the business combination agreement, the shareholders of MVP may agree to sell, transfer or retire all or a portion of their stock of MVP to provide the target company with all or majority control.
The resulting change in control of MVP will likely result in removal of the present officers and directors of MVP and a corresponding reduction in or elimination of their participation in the future affairs of MVP.

   Possible change in value of shares upon business combination.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of MVP may increase or decrease, perhaps significantly.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination MVP may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. MVP intends to structure any business combination so as to minimize the federal and state tax consequences to both MVP and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

   Any potential acquisition or merger with a foreign company may create additional risks.

      If MVP enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments positions, and in other respects. Any business combination with a foreign company may result in control of MVP by individuals who are not resident in the United
States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against MVP.


ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     MVP has had no operating history nor any revenues or earnings from operations after 1997. MVP has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since 1997 when all the assets were foreclosed by the original owners of the oil and gas leases.

MVP has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, to successfully locate and negotiate with a business entity for the combination of that target company with MVP. Existing shareholders will pay all expenses incurred by MVP until a business combination is effected, without repayment although no loan agreement or other contract has been entered into regarding such payment.

     There is no assurance that MVP will ever be profitable.

     MVP has no operations nor does it currently engage in any business activities generating revenues. MVP's principal business objective for the following 12 months is to achieve a business combination with a target company.

     MVP anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fees and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although the existing shareholders have not set a limit on the amount of expenses it will pay on behalf of MVP. Present shareholders will pay all expenses of the Company without repayment until such time as a business combination is effected.

Search for Target Company

     Mr. Sellers will supervise the search for target companies as potential candidates for a business combination.

     Mr. Sellers nor MVP has entered, or anticipates that either will enter, into agreements with consultants to assist it in locating a target company present shareholders are solely responsible for the costs and expenses of its activities in seeking a potential target company, and MVP has no obligation to pay any costs incurred or negotiated by Mr. Sellers.

     Management may seek to locate a target company through
solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use
of one or more web sites and similar methods.   However, there is no assurance
that MVP will locate a target company for a business combination.

     The officer and director of MVP will seek to locate a target company.
It is anticipated that the officer and director will attempt to locate target companies through the use of contacts and introductions from persons known to them.

     Once a target company is located, the board of directors of MVP will determine whether to enter into a business combination with such target. The director of MVP, also a more than 50% shareholder, will be provided with the information necessary to determine whether to enter into such a business combination.

Management of MVP

     MVP has no full time employees. Richard Sellers is the officer and director of MVP and its majority shareholder. Mr. Sellers, as president of MVP, will allocate a limited portion of time to the activities of MVP without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of MVP.

     The amount of time spent by Mr. Sellers on the activities of MVP is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable target companies.

General Business Plan

     The purpose of MVP is to seek, investigate and, if such investigation warrants, effect a business combination with a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act.
MVP will not restrict its search to any specific business, industry, or geographical location and MVP may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because MVP has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of MVP because it will not permit MVP to offset potential losses from one venture against gains from another.

     MVP may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors.

     Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     MVP has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, MVP offers owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a reporting company.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of MVP.
In analyzing prospective business opportunities, MVP may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of MVP to search for and enter into potential business opportunities.

     MVP is subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of MVP to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the c combination.

     Because of the time required to prepare financial statements, a target company which has entered into a business combination agreement may wish to take control of MVP before the target company has completed its audit. Among other things, this will allow the target company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, MVP will only have access to unaudited and possibly limited financial information about the target company in making a decision to combine with that company.

     MVP will not restrict its search for any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which MVP may become engaged, whether such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which MVP may offer.

     Following a business combination MVP may require the services of others in regard to accounting, legal services, underwritings and corporate public relations.


Terms of a Business Combination

     In implementing a structure for a particular business acquisition, MVP may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a transaction, it is likely that the present management and shareholders of MVP will no longer be in control of MVP. In addition, it is likely that the officers and directors of MVP will, as part of the terms of the business combination, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any such business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. MVP will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after MVP has entered into an agreement for a business combination or has consummated a business combination and MVP is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of MVP may depress the market value of the securities of MVP in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which MVP may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     MVP will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

     Richard Sellers, the officer and director of MVP, will provide services without charge or repayment by MVP.

Undertakings and Understandings Required of Target Companies

     As part of a business combination agreement, MVP intends to obtain certain representations and warranties from a target company as to its conduct following the business combination. Such representations and warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange
Commission, and other applicable laws, rules and regulations.

     A potential target company should be aware that the market price and trading volume of the securities of MVP, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in MVP within the United States financial community. MVP does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in MVP's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in MVP's securities, which may result in a significant pressure on their market price. MVP may consider the ability and commitment of a target company to actively encourage interest in MVP's securities following a business combination in deciding whether to enter into a transaction with such company.

   A business combination with MVP separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with MVP normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital.
MVP may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Competition

     MVP will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than MVP. In view of MVP's combined extremely limited financial resources and limited management availability, MVP will continue to be at a significant competitive disadvantage compared to MVP's competitors.


ITEM 3.  PROPERTIES.

     MVP has no properties and at this time has no agreements to acquire any properties. MVP currently uses the offices of Mr. Sellers, Located in Henderson, Nevada at no cost to MVP. Mr. Sellers will continue this arrangement until MVP completes a business combination.


ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by MVP to be the beneficial owner of five percent or more of the common stock of MVP, all directors individually and all directors and officers of MVP as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
Richard Sellers                   6,000,000                53%
Controller State of CA            2,180,733*               19%
Falcon Oil & Gas Inc              1,300,000                12%

Total Beneficial Owners           9,480,733                84%
*
State of California acquired this stock under the laws of escheatment and are not allowed to vote in corporate affairs.


ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     MVP has one director and officer as follows:

Name                        Age         Positions and Offices Held

Richard Sellers             70          President, Chief Financial Officer
                                        And Director

     Set forth below are the name of the directors and officers of MVP, all positions and offices held and the business experience during at least the last five years:

A.	Officers and DirectorsA.	Officers and Directors
A.	Officers and Directors
In September 2012 the Company underwent an ownership and management change wherein Richard E. Sellers acquired a majority ownership control of the Company. Presently he is the sole director and officer of the Company, holding the officer positions of President, Secretary, and Treasurer. The Company is seeking to acquire an operational business along with additional management. Richard holds a Master of Science degree and is a practicing certified public accountant (CPA) licensed in the State of Nevada with prior CPA licenses in various other States. Spanning over the past 40 years he has worked with national and regional CPA firms and as a partner & sole practitioner of local CPA firms with an emphasis of taxes, auditing, and business consulting and analyst. He has also worked as an internal auditor for an international not-for- profit organization as well as taught full time on the college level. In recent years besides continuing to service a tax practice with a business emphasis, Richard has audited companies reporting to the Securities & Exchange Commission (SEC), the Public Company Accounting Oversight Board (PCAOB), and/or the OTC market.com. In addition, he works internally with small businesses, often directly involved in the merging and splitting of operating and non-operating companies into and out of publicly held companies. This includes holding various officer and director positions including director, president, secretary, and treasure in publicly held as well as privately held companies.
        There is no agreement or understanding for the above-named
Officer and/or director to resign at the request of another person and the above-named officer and director are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     None

     Conflicts of Interest

    The officer and director of MVP have not previously organized, but do expect to organize other companies of a similar nature and with a similar purpose. Consequently, there are potential inherent conflicts of interest. In addition, insofar as either Mr. Sellers may be engaged in other business activities, he maydevote only a portion of time to the affairs of MVP.

     Other blank check companies, when and if organized, may differ from MVP in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that atarget company may be more suitable for or may prefer a certain blank check company other than MVP. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company.

     Mr. Sellers may become associated with additional blank check companies prior to the time that MVP has effected a business combination.

     Mr. Sellers is the principal and sole owner of Richard E. Sellers, CPA, a Certified Public Accounting firm. He is also a managing member of Rare Industries LLC, an extended family entity that obtains concepts and products to develop andmarket. In addition, Mr. Sellers is the President and Chief Financial officer ofBridge to Hope, Inc, a small business that owns and manages real estate and related products. As such, demands may be placed on the time of Mr. Sellers which will detract from the amount of time he is able to devote to MVP. Mr. Sellers intendsto devote as much time to the activities of MVP as required. However, should sucha conflict arise, there is no assurance that Mr. Sellers would not attend to other matters prior to those of MVP.

     Mr. Sellers is the majority shareholder of MVP. At the time of a business combination, some or all of the shares of common stock owned by Mr. Sellers may be retired by MVP. The amount of common stock which may be sold or continued to be owned by Mr. Sellers cannot be determined at this time.

         The terms of a business combination may provide for a nominal payment by cash to Mr. Sellers for the retirement of all or part of the common stock of MVP owned by him.

Investment Company Act of 1940

     Although MVP will be subject to regulation under the Securities Act and the Exchange Act, management believes MVP will not be subject to regulation under the Investment Company Act of 1940 insofar as MVP will not be engaged in the business of investing or trading in securities.

     In the event MVP engages in business combinations which result in MVP holding passive investment interests in a number of entities, MVP could be subject to regulation under the Investment
Company Act of 1940. In such event, MVP would be required to register as an investment company and could be expected to incur significant registration and compliance costs. MVP has obtained no formal determination from the Securities and Exchange Commission as to the status of MVP under the Investment Company Act of 1940.
Any violation of such Act would subject MVP to material adverse consequences.


ITEM 6.  EXECUTIVE COMPENSATION

   The officer and director of MVP do not receive any cash compensation for services to MVP, have not received such compensation in the past, and are not accruing any compensation. Mr. Sellers has received restricted common stock at par value. The number of restricted common shares issued to Mr. Sellers is six million (6,000,000). If the value of the MVP stock increases in value after a business combination is effected then Mr. Sellers will benefit from the sale of any shares of stock that he retains.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by MVP for the benefit of employees.


ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   MVP has issued a total of 11,634,201 shares of common stock pursuant to Section 4(2) of the Securities Act.
   The issuances of common stock before 1997 and the dark period for the company is included in the table of original stock issuances shown in item 11.

   MVP is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that Mr. Sellers would not be considered independent director if it were to do so.


ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against MVP.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. MVP Holdings, Inc. has a stock symbol of MVPH on the OTCMarkets. There is no organized trading market for MVP's common stock as it is on the grey sheets and there has been almost no trading market for years as well as to date. There is no assurance that a trading marketwill ever develop or, if such a market does develop, that it will continue. There is no common stock or other equity subject to any outstanding options or warrants or any securities convertible into common stock of MVP nor is any common stock currently being publicly offered by MVP. At the time of this registration,some shares issued by MVP are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commissionand the requisite holding period has been met. Thereforethese shareholders of MVP could offer their shares for sale pursuant to such rule.

        (b) Holders. The issued and outstanding shares of the common stock of MVP were issued to shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

        (c) Dividends. MVP has not paid any dividends and has no plans to do so in the immediate future. MVP presently intends to retain all earnings, if any, foruse in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon MVP's revenues and earnings, if any, capitalrequirements and financial conditions. The payment of dividends would be within the discretion of MVP's Board of Directors.


ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, MVP has issued 6,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate value of $6,000:

     On September 10, 2012, MVP issued the following shares of its common stock:

Name                   Number of Shares       Consideration

Richard Sellers           6,000,000           $6,000.00 services


ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The authorized capital stock of MVP consists of 75,000,000 shares of common stock, par value $.0001 per share, of which there are 11,634,201 issued and outstanding. There are no provisions for preferred stock, or any other class besides common stock to be issued.

    The following statements relating to the capital stock set forth the material terms of the securities of MVP; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the bylaws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of MVP, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Certain shares of stock are held by California State treasurer, issued under the laws of escheatment, such shares are presently not voting shares.

     Holders of common stock have no preemptive rights to purchase the common stock of MVP. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. Preferred Stock

There is no preferred stock authorized for MVP.

Trading of Securities in Secondary Market

     Following a business combination, a target company will normally wish to cause MVP's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by MVP, including warrants, shares underlying warrants, and debt securities.

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

     If, after a business combination and qualification of its securities for trading, MVP does not meet the qualifications for listing on the Nasdaq Capital Market, MVP may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases MVP may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of MVP will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, MVP will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of MVP's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

     In the first three years of its life from inception in 1995 thru the time that the company went dark, the following shares were issued. These shares were all issued prior to the present definition of the uses of Regulation D and rule 144 and should remain freely tradable. A regression table for the issuance of the stock is presented below:




MVP Holdings, Inc.






* Name and Address

REGRESSION ANALYSIS



















                                                                       Nature
                   Date               Date                             of
SHAREHOLDER Shares Issued Transferor Cancelled Consideration Exemption Business

1Schwab cust 63    8/30/98 company             fract shares  restricted

Glic         50000 2/12/98 company             services      504      secretary

Church     3000000  3/3/98 company             50000         504       investor


2
stock consolidation 20-1
-49091755
2/18/1998


reverse

Church      500000 2/11/98 company              5000         504      investor



Falcon    26000000 1/21/98 company              oil leases  restricted operator
Oil & Gas

3
Berg         25000 1/8/98  company           legal services  504       Director


Church     1000000 11/19/97 company              consultant  504      financial
                                                                      advisor


Ray         300000 11/14/97 company               3000       504       treasurer



Ray         300000 10/31/97 company               3000       504       treasurer



Starboard   300000 10/21/97 company               3000       504      consultant
Holdings


Berg         25000  9/19/97 company        legal services    504      attorney
                                                                       & dir.
1
Riggs       125000   9/8/97 company              services    504        Director



Ray          10650  8/22/97 company                  1000    504        investor



Dex
Holdings    500000  6/25/97 company          financial serv   504     consultant



Wiles         5240  6/19/97 company             commission   504      consultant



Dex
Holdings    500000   6/6/97 company        financial serv    504      consultant



Wiles        50000   6/5/97 company            commission    504      consultant


3
Phoenix                                                                 asset
Resources 4,000,000 4/29/97 company             4,000,000  restricted   purchase


                                                                        Forward
Roll                                                                    for
Forward                                                                 current
1-20       17100000 2/25/97 company           roll forward     504      sh



Avery         20000 2/25/97 company                    200     504      s/h


4
Babb Lana     20000 2/25/97 company                    200     504      s/h



Babb Matthew  20000 2/25/97 company                    200     504      s/h


Charlie
Bourque       20000 2/25/97 company                    200     504      s/h


5
Kirk
Braswell      20000 2/25/97 company                    200     504      s/h


Timothy
Chang         20000 2/25/97 company                    200     504      s/h



Kathryn
Councilman    20000 2/25/97 company                    200     504      s/h


6
Richard
Councilman    20000 2/25/97 company                    200     504      s/h



Loretta
DeSantis      10000 2/25/97 company                     100    504      s/h



Vita
Desantis      10000 2/25/97 company                     100    504      s/h


7
Vito
DeSantis      10000 2/25/97 company                     100    504      s/h



Joseph
Erjavec       20000 2/25/97 company                     200    504      s/h



William
Ezrwo         10000 2/25/97 company                     100     504     s/h


8
Iris
Fisher        20000 2/25/97 company                     200    504      s/h



Earl
Flanigan      20000 2/25/97 company                     200    504      s/h



Gloria
Frost         10000 2/25/97 company                     100    504      s/h


9
Thomas
Frost         20000 2/25/97 company                     200    504      s/h



Alfred
Garduna       20000 2/25/97 company                     200     504     s/h



Kenneth
Gunnell       20000 2/25/97 company                     200    504      s/h


10
Anna
Haag          20000 2/25/97 company                     200     504     s/h



Fred
Habibian      20000 2/25/97 company                     200     504     s/h



Bradley K.
Johnson       20000 2/25/97 company                     200     504     sh


11
Donna
Johnson       20000 2/25/97 company                     200     504     s/h



Jeff
Laursen       20000 2/25/97 company                     200     504     s/h



Carla
Magnuson      20000 2/25/97 company                     200     504     s/h


12
Brandon
Makowsky      20000 2/25/97 company                     200     504     s/h



Dena
Makowsky      20000 2/25/97 company                     200     504     s/h



Robert L.
Morris        20000 2/25/97 company                     200     504     s/h


13
Otra Vez,
Inc.          70000 2/25/97 company                     700     504     s/h



Steven
Owens         20000 2/25/97 company                     200     504     s/h



DW Parr      250000 2/25/97 company                    2500     504     s/h


14
Marcella V.
Parr          25000 2/25/97 company                     250     504     s/h



De Reul       20000 2/25/97 company                     200     504     s/h



Doug Reul     20000 2/25/97 company                     200     504     s/h


15
Edie
Stettnisch    10000 2/25/97 company                     100     504     s/h



Ginger
Suttle        10000 2/25/97 company                     100     504     s/h




5634198








16












Transfer Agent

     It is believed by Management that Signature Stock Transfer, Inc. will Continue to act as transfer agent for the common stock of MVP.

Additional Information

      This registration statement and all other filings of MVP when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. MVP will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.


ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The General Corporation Law of the State of Nevada provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Nevada or (iv) for any transactionfrom which the director derived an improper personal benefit. MVPs certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    MVP is a smaller reporting company in accordance with Regulation
S-X.



ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     MVP had accountants since formation until it went dark. It has recently engaged other accountants and has not changed accountants since then. There are no disagreements with the findings of its present accountants.



ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for MVP for the periods ended September 30, 2012 and 2011. The following financial statements are attached to this report and filed as a part thereof.


INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements					F-2

Notes to Financial Statements				F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of To the Board of Directors and Stockholders of To the Board of Directors andStockholders of MVP Holdings, Inc. (A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheets of MVP Holdings, Inc.
( A Development Stage Company) as of September 30, 2012 and 2011, and the related statements of operations, stockholders equity (deficiency), and cash flows for each of the years in the two-year period ended September 30, 2012.
MVP Holding, Inc.s management is responsible for these financial statements.
Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companys internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in thefinancial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in allmaterial respects, the financial position of MVP Holdings Inc. as of September 30, 2012 and 2011, and the results of its operations and its cash flows for each ofthe years in the two-year period ended September 30, 2012 in conformity with accounting principles generally accepted in the United States of America.The accompanying financial statements have been prepared assuming that theCompany will continue as a going concern. The Company does not have the necessaryworking capital for its planned activity, which raises substantial doubt about itsability to continue as a going concern. Managements plans in regard to these matters are described in Note 2 to the financial statements. These financialstatements do not include any adjustments that might result from the outcome of this uncertainty.


s/Madsen & Associates CPAs, Inc.

Madsen & Associates CPAs, Inc.
Salt Lake City, Utah
November 21, 2012

MVP HOLDINGS, INC.
	(A DEVELOPMENT STAGE COMPANY)
	STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

						Common Stock
					   75,000,000 shares
					   Authorized
                                                                   (Deficit)
                                                                    Accumulated
                                              Par Value  Additional During the
				              $0.0001    Paid-In    Developmental
				   Shares     Per Share  Capital    Stage          Total
                                   Issued


Balance - November 28, 1995"

Issuance of common stock at $0.01
per share for services provided
       -  February 1997		    160,000 	$160 	$1,440     $- 	          $1,600

Issuance of common stock at $0.01
per share for cash
     -  February 1997		  5,074,198    5,074    45,668 		          50,742

Issuance of common stock at $0.01
per share for Oil Leases
     -  April 1997		    400,000      400     3,600  		   4,000

Net Income (Loss)					             (56,342)	 (56,342)

Balance - September 30, 1997	  5,634,198     5,634   50,708 	     (56,342)	 -

Activity to September 30, 2010
						 - 	 - 	 - 	 - 	 -

Balance  - September 30, 2010	   5,634,198 	5,634 	50,708       (56,342)	 -

Issuance of common stock at $0.001
per share for service provided	   6,000,000    6,000 	 - 		          6,000

Net Income (Loss)						      (6,000)	 (6,000)

Balance - September 30, 2012	   11,634,198  $11,634 	$50,708     $(62,342)	 $-



MVP HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2012 AND 2011
AND FROM DATE OF INCEPTION (NOVEMBER 28, 1995) TO SEPTEMBER 30, 2012

                                                                Unaudited
                                                                From Date of
								Inception
								(November 30
                                                                 1985 to
                                                                 September
                                                                 30, 2012)

Net Income (Loss)	$(6,000)		 $- 		 $(62,342)
Adjustments to
reconcile net income
to net cash provided
by (used by) operating
activities:
Consulting
- Stock for Services	 6,000 		 -   		            7,600
Impairment - oil leases   -   		 -   		            4,000


Net cash provided by
(used in) operating
activities			 -   		 -   		  (50,742)

Cash flows from
investing activities
No investing activities		 -   		 -   		 -

Net cash provided by
(used in) investing activities	 -   		 -   		 -

Cash flows from financing
activities
	Cash for stock		 -   		 -   		   50,742

Net cash provided by
(used in) financing activities	 -   		 -   		   50,742

Net increase (decrease) in
 cash and cash equivalents	 -   		 -   		 -

Cash and cash equivalents
at beginning of year		 -   		 -   		 -

Cash and cash equivalents
at end of year			 $- 		 $- 		 $-




Supplemental And Non-Cash
 Information

Cash payments
Interest expense		 $- 		 $- 		 $-
	Income taxes		 $- 		 $- 		 $-

Non-cash investing activities
Issuance of stock for services	 6,000  		 - 	     7,600
Issuance of stock for oil leases		 - 		 -   4,000

Total non-cash items		$6,000 "		 $- 	   $11,600












INDEX TO EXHIBITS

DESCRIPTION						  EXHIBIT #
Certificate of Incorporation of MVP Holdings, Inc.	3.1MVP Holdings, Inc.

Bylaws of MVP Holdings, Inc.				3.2MVP Holdings, Inc.

Specimen stock certificate of MVP Holdings, Inc.	3.3MVP Holdings, Inc.

Consent of Independent Registered Public Accounting
Firm                                                    23.1


THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK










                                 SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  MVP HOLDINGS, INC.


                                  By:  /s/ Richard E. Sellers, President

      Date: November 28, 2012


2